UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 October 9, 2001



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                            74-2584033
(Commission File Number)                 (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

The Company has completed a successful tender offer for Grey Wolf Exploration, Inc. ("Grey Wolf"). The Company made a tender offer to acquire any or all of the outstanding shares of Grey Wolf not owned by the Company in exchange for 0.6 shares of Abraxas common stock. Prior to the offer, the Company owned approximately 49% of Grey Wolf.

Approximately 6.0 million common shares of Grey Wolf have been tendered, representing approximately 90.4% of the outstanding Grey Wolf shares that Abraxas and its wholly-owned Canadian subsidiary, Canadian Abraxas Petroleum Limited, did not previously own.

The following exhibits are filed as part of this report:

NUMBER                                              DOCUMENT

99.1                                       Press release dated October 1, 2001

                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ABRAXAS PETROLEUM CORPORATION



                                By:    ___________________________________
                                       Chris Williford
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer


Dated:    October 9, 2001

                                                                  Exhibit  99.1

                                  NEWS RELEASE

         ABRAXAS CLOSES SUCCESSFUL OFFER FOR GREY WOLF EXPLORATION INC.

SAN ANTONIO, TX (October 1, 2001) - Abraxas Petroleum Corporation (AMEX:ABP) ("Abraxas") and its wholly-owned subsidiary, Abraxas Acquisition Corporation, announced that approximately 6.0 million common shares of Grey Wolf Exploration Inc. ("Grey Wolf") have been tendered to Abraxas' offer for the common shares of Grey Wolf, representing approximately 90.4% of the outstanding Grey Wolf shares that Abraxas and its wholly-owned Canadian subsidiary, Canadian Abraxas Petroleum Limited, did not previously own. All conditions of Abraxas' offer have been satisfied or waived and all common shares validly tendered up to the expiry time of the offer have been taken up.

Abraxas will acquire the remainder of the Grey Wolf common shares pursuant to the compulsory acquisition provisions of the Business Corporations Act (Alberta) resulting in 100% of Grey Wolf being owned by Abraxas and its subsidiaries.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO EXCHANGE THE SECURITIES OF ABRAXAS FOR THE SECURITIES OF GREY WOLF. ANY SUCH OFFER OR SOLICITATION WILL BE SUBJECT TO CERTAIN CUSTOMARY CONDITIONS AND WILL BE MADE ONLY BY ABRAXAS' PROSPECTUS AND OTHER EXCHANGE OFFER MATERIALS, WHICH HAVE BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") AND HAVE BEEN MAILED TO GREY WOLF'S STOCKHOLDERS. GREY WOLF'S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER. THE DOCUMENTS ARE ALSO AVAILABLE AT NO CHARGE FROM THE SEC'S WEB SITE, WWW.SEC.GOV, AND FROM ABRAXAS PETROLEUM CORPORATION AT 500 NORTH LOOP 1604 EAST, SUITE 100, SAN ANTONIO, TEXAS 78232.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. For additional information about the Company, please visit our web site, www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily in order to comply with the SEC Regulation FD (Fair Disclosure).

Grey Wolf Exploration Inc. is a junior crude oil and natural gas company which focuses its efforts on exploring for, developing, acquiring, and producing crude oil and natural gas in western Canada and the Northwest Territories. Natural gas in central and northern Alberta accounts for over 90% of Grey Wolf Exploration's reserves and production.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com